Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 16, 1997, relating to the consolidated balance sheets of Citizens Bancorp and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, appearing in this Annual Report on Form 10-K of Crestar Financial Corporation for the year ended December 31, 1996.

                                 Registration
           Form                  Statement No.
           ----                  -------------
           S-3                     33-57710
           S-3                     33-50387
           S-3                     33-64195
           S-8                     33-50921
           S-8                     33-63606
           S-8                     33-54523
           S-8                     333-00049
           S-8                     333-00051
           S-8                     333-19321

/s/ DELOITTE & TOUCHE

Richmond, Virginia
March 31, 1997